Exhibit (j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 25 and Amendment No. 30 Registration Statement on Form N-1A of Datum One Series Trust.

We also consent to the incorporation by reference, into this Registration Statement, of our report dated December 30, 2024 with respect to the financial statements and financial highlights of First Sentier American Listed Infrastructure Fund and First Sentier Global Listed Infrastructure Fund, each a series of Advisors Series Trust, appearing in Form N-CSR for the year ended October 31, 2024.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

August 20, 2025